(letterhead)

					May 23, 1997


The Board of Directors
Nicholas Fund, Inc.
700 North Water Street
Milwaukee, WI  53202

Gentlemen:

	We have acted as counsel to Nicholas Fund, Inc. ("Fund"), a Maryland corporation registered as an open-end investment management company under
Section 8 of the Investment Company Act of 1940, as amended ("Investment Company Act"), in connection with the preparation and filing of (i) a registration statement on Form N-1A and forty two (42) post-effective amendments thereto ("Registration Statement"), relating to the registration of the common stock of the Fund, $0.50 par value per share ("Shares"), under the Securities Act of 1933, as amended ("Securities Act"), (ii) a declaration relating to the election of the Fund to register an indefinite number of Shares under the Securities Act, pursuant to Section 24 of the Investment Company Act and Rule 24f-2 thereunder ("Rule 24f-2") and (iii) a notice dated May 23, 1997, relating to those Shares sold by the Fund during its fiscal year ended
March 31, 1997, making definite in number the registration of such Shares under the Securities Act, pursuant to paragraph (b) of Rule 24f-2 ("Rule 24f-2 Notice").

	We have reviewed the Articles of Incorporation and Bylaws of the Fund, the Registration Statement and the Rule 24f-2 Notice; we have also reviewed such corporate records and other documents and have made such examinations of law as we have considered relevant.

	Based upon the foregoing, we are of the opinion that the Shares sold during the Fund's fiscal year ended March 31, 1997, the registration of which will be made definite in number under the Securities Act upon filing of the Rule 24f-2 Notice with the Securities and Exchange Commission, were duly authorized, legally issued, fully paid and non-assessable.

	We consent to the use of this opinion in connection with the Rule 24f-2 Notice, including the filing hereof with the Securities and Exchange Commission and the securities administrators of the various states.

					Very truly yours,

					/s/ Davis & Kuelthau, S.C.

					DAVIS & KUELTHAU, S.C.